                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 22, 1998


                            CITYSCAPE FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                            DELAWARE                             0-27314                             11-2994671
              State or Other Jurisdiction                Commission File Number           (IRS Employer Identification No.)
                   of Incorporation

                  565 Taxter Road, Elmsford, New York                                      10523-2300
                (Address of Principal Executive Offices)                                    Zip Code

Registrant's telephone number, including area code:  (914) 592-6677

                         Former name or former address,
                          if changed since last report

Item 5.  Other Events.

         As part of its restructuring plan that includes streamlining and downsizing its operations, on October 22, 1998, Cityscape Financial Corp. (the "Company") reduced its work force by 243 employees (24 of which will remain employed for up to ten weeks), representing 53.5% of its work force, from 454 employees to 211 employees. In connection with this reduction, the Company has closed its branch operation in California, while maintaining its offices in New York, Georgia and Illinois. Accordingly, the Company anticipates that it will record a material restructuring charge in the fourth quarter of 1998.

         This press release contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, but not limited to, the ability to access loan warehouse or purchase facilities in amounts, if at all, necessary to fund the Company's loan production, the successful execution of loan sales in the whole loan sales market, the confirmation and consummation of the Company's plan of reorganization under Chapter 11 of the Bankruptcy Code, the ability of the Company to successfully restructure its balance sheet, the initiative to streamline the Company's operations, the ability of the Company to retain an adequate number and mix of its employees, legal proceedings and other matters, adverse economic conditions, competition and other risks detailed from time to time in the Company's Securities and Exchange Commission reports. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                              CITYSCAPE FINANCIAL CORP.
                                   (Registrant)



                              By:    /s/ Tim S. Ledwick
                                     ------------------------------------------
                              Name:  Tim S. Ledwick
                              Title: Vice President and Chief Financial Officer

Dated: October  23, 1998

                                       3